UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 23, 2017 (February 22, 2017)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

814-00866	27-4895840
(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Effective February 22, 2017, Monroe Capital Corporation (the “Company”) increased the aggregate commitments under its credit facility by $40 million to $200 million, pursuant to an accordion feature under the Company’s Amended and Restated Senior Secured Revolving Loan Agreement, dated December 14, 2015, by and among the Company, the lenders named therein, and ING Capital LLC, as administrative agent (as amended, the “Credit Agreement”). The Credit Agreement continues to operate pursuant to its existing terms and conditions.

ITEM 7.01. Regulation FD Disclosure.

On February 23, 2017, the Company issued a press release, furnished herewith as Exhibit 99.1, announcing that loan commitments on its syndicated credit facility have increased by $40 million to $200 million.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 8.01. Other Events.

On February 22, 2017, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference, announcing that it will release its financial results for the fourth quarter and full year ended December 31, 2016 on Tuesday, March 7, 2017, after the close of the financial markets.

ITEM 9.01.   Financial Statements and Exhibits

99.1       Press Release, dated February 23, 2017.

99.2       Press Release, dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: February 23, 2017